                                                                                                                      [GRAPHIC OMITTED]
RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2006-HSA3
---------------------------------------------------------------------------------------------------------------------------------------

FREE WRITING PROSPECTUS DATED September 18, 2006                       [Filed pursuant to Rule 433]
PART I of II

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                          $295,648,000 (APPROXIMATE)

                                                           GMAC RFC [GRAPHIC OMITTED]

                                                      HOME EQUITY LOAN-BACKED TERM NOTES,
                                                           SERIES 2006-HSA5

                                             RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                                    DEPOSITOR (SEC FILE NO. 333-131196)
                                                                 Depositor

                                                      RESIDENTIAL FUNDING CORPORATION
                                                        Seller and Master Servicer

                                                            SEPTEMBER 18, 2006

                                                     GOLDMAN SACHS  [GRAPHIC OMITTED]

                                                         Co-Lead Underwriters

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION
(THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN
THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR
MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-858-5407.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes.
The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                              RFMSII HOME EQUITY LOAN-BACKED TERM NOTES,
                                                            SERIES 2006-HSA5

                                                       $295,648,000 (APPROXIMATE)

                                             CHARACTERISTICS OF THE CERTIFICATES (A)(B)(C)

---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
                                                                                            EXPECTED
                                        RATINGS                          INTEREST ACCRUAL   WAL (YRS)   PRINCIPAL WINDOW        EXPECTED         FINAL SCHEDULED
     CLASS         AMOUNT ($)        (S&P/MOODY'S)        BOND TYPE           BASIS        CALL / MAT      CALL / MAT       MATURITY TO CALL      MATURITY DATE
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
       A          295,648,000         AAA / Aaa         Pass Through      Actual / 360     2.22/2.36      1-69/1-150           June 2012           August 2036
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------
GRAND TOTAL      $295,648,000
---------------- ---------------- ------------------- ----------------- ----------------- ------------ ------------------ -------------------- --------------------

      NOTES:
(a)      Class sizes subject to a variance of +/-5%.
(b)      The WAL and Payment Windows are shown to the related optional redemption date (as described herein) and to maturity.
         Pricing Prepayment speed: 40% CPR, 10% Draw Rate.
(c)      The expected maturity date is run at the pricing speed to call and the Final Scheduled Maturity Date is the Payment Date
         following the latest maturing HELOC.

Depositor:                     Residential Funding Mortgage Securities II, Inc.

Issuer:                        Home Equity Loan Trust 2006-HSA5.

Seller and
Master Servicer:               Residential Funding Corporation, an affiliate of the Depositor.

Subservicer:                   HomeComings Financial Network, Inc., an affiliate of the Depositor will subservice 85.7% of the home equity loans.  GMAC Mortgage Corporation, an affiliate of Residential Funding Corporation, will subservice  14.3% of the home equity loans.

Advances:                      There is no required advancing of delinquent principal or interest on the HELOCs by the Master
                               Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or any other entity.

Co-Lead Underwriters:          Goldman, Sachs & Co. and Residential Funding Securities, LLC.

Indenture Trustee:             JPMorgan Chase Bank, N.A.

Owner Trustee:                 Wilmington Trust Company.

Rating Agencies:               Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors
                               Service, Inc. ("Moody's") will rate the Offered Notes.

Credit Enhancer:               MBIA Insurance Corporation, rated Aaa by Moody's and AAA by S&P.

Offered Notes:                 The Class A Notes are primarily  backed by  adjustable-rate  home equity  revolving lines of credit (the
                               "HELOCS").  The Class A Notes (the "OFFERED NOTES") will be offered by the prospectus supplement.

Variable Funding Notes:        The trust  will also  issue  Class A  Variable  Funding  Notes (the  "VARIABLE  FUNDING  NOTES").  These
                               Variable Funding Notes will not be offered by the prospectus supplement.

                               The Variable Funding Notes, together with the Class A Notes, are referred to as the "NOTES".

Federal Tax Status:            The Notes will be characterized as indebtedness.

Form of Registration:          The Offered Notes will be available in book-entry form through DTC, Clearstream,
                               Luxembourg and the Euroclear System in same day funds.

Minimum Denominations:         The Offered Notes will be made available in minimum denominations of $100,000.

Cut-off Date:                  September 1, 2006

Expected Pricing Date:         On or about September 20, 2006.

Expected Closing Date:         On or about September 28, 2006.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               October 2006.

Accrued Interest:              The price to be paid by  investors  for the Class A Notes will not include  accrued  interest  (settling flat).

ERISA Eligibility:             The  Offered  Notes may be  eligible  for  purchase  by  employee  benefit  plans  and  other  plans and arrangements  that are subject to ERISA or Section 4975 of the Code.  However,  investors should consult with their  counsel with  respect to the  consequences  under ERISA and the Internal  Revenue Code of an
                               ERISA Plan's acquisition and ownership of such Offered Notes.

SMMEA Eligibility:             The Offered Notes will not be SMMEA eligible.

Optional Redemption:           The Master  Servicer  will have the option to purchase all of the  remaining  HELOCs or all of the Notes on the Payment  Date on which the  aggregate  principal  balance of the HELOCs after  applying  payments received in the related  collection  period falls below or is equal to 10% of their aggregate  principal balance as of the Cut-off Date.

Pricing Prepayment
Speed:                         The Offered Notes will be priced based on the following collateral prepayment assumptions:

                               40% CPR, 10% Draw Rate.

Collateral Description:        The "HELOCS" are comprised of 5,124  adjustable-rate,  revolving  home equity lines of credit secured by first and second liens on one- to four-family  residential  properties.  The aggregate principal balance of the HELOCs as of the Cut-off Date is expected to be approximately $294,177,632

Interest Accrual Period:       The Notes:  from and including the preceding  Payment Date (or, for the first Payment Date,  the Closing
                               Date) to but excluding the related Payment Date on an actual/360 basis.

Payment Delay:                 0 days.

Note Rate:                     The "NOTE  RATE" for the Notes will be equal to the least of (a) 1-mo.  LIBOR  plus [ ]% per annum,  (b)
                               17.25% per annum,  and (c) the Net WAC Rate.  Any  interest  shortfalls  on the Notes due to the Net WAC
                               Rate (the "NET WAC CAP  SHORTFALLS")  will carry forward with interest at the related Note Rate and will be reimbursed by excess  interest to the extent  available.  Any Relief Act shortfalls will be allocated to the Class A Notes and Class A Variable  Funding  Notes pro rata based  upon the  interest  that would have accrued on these Notes absent these  reductions  and will be repaid in the current  period only, to the extent of excess interest available for that purpose.

Net Mortgage
Rate:                          The "NET MORTGAGE  RATE" for any HELOC equals the mortgage rate minus (a) the master  servicing fee, (b)
                               the subservicing fee and (c) the rate at which the policy premium is paid.

Net WAC Rate:                  The "NET WAC  RATE"  will be equal to the  weighted  average  of the Net  Mortgage  Rates of the  HELOCs adjusted to an effective rate reflecting the accrual of interest on an actual /360 basis.

Net WAC Cap Shortfall:         On any Payment Date and with  respect to the Class A Notes,  the excess,  if any, of (x)  interest  that would have  accrued on such Notes at the  applicable  Note Rate without  application  of the related Net
                               WAC Rate over (y) interest accrued thereon at the related Net WAC Rate.

The Policy:                    The financial guaranty insurance policy (the "Policy") will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the Final
                               Scheduled Maturity Date for the Notes. The Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate and is for the benefit of the
                               Noteholders only.

Credit Enhancement:                 Class A Notes and the Class A Variable Funding Notes:
o        Excess interest,
o        Overcollateralization and
o        The Policy.

Excess Interest:               Because the  mortgagors  are  expected  to pay more  interest  on the HELOCs  than is  necessary  to pay interest on the Notes,  along with related expenses each month,  there may be excess  interest.  On each
                               Payment  Date this  excess  interest  may be used to protect the Notes  against  most types of losses by making an additional payment of principal up to the amount of the losses.

Overcollateralization:         On the Closing Date, the principal amount of the Class A Notes issued will exceed the principal balance of the HELOCs by approximately 0.50%. Beginning on the seventh Payment Date, Excess Interest, to the extent available, will be paid as principal to the Class A Notes to reduce the initial undercollateralization to zero and to ultimately build to the initial Required Overcollateralization
                               Amount of 1.45% of the aggregate principal balance of the HELOCs as of the Cut-off Date. The Required
                               Overcollateralization Amount may decrease in the future pursuant to the indenture.

Required
Overcollateralization
Amount:                        With  respect to any  Payment  Date prior to the  Stepdown  Date,  the  "REQUIRED  OVERCOLLATERALIZATION
                               Amount" will equal 1.45% of the aggregate  principal  balance of the HELOCs as of the Cut-off Date. With respect to any Payment Date on or after the Stepdown  Date,  the Required  Overcollateralization  Amount
                               will  equal the lesser of (a) the  initial  Required  Overcollateralization  Amount and (b) 2.90% of the
                               then-current aggregate principal balance of the HELOCs, subject to the  Overcollateralization  Floor and to the satisfaction of certain conditions specified in the indenture.

Overcollateralization
Floor:                         An amount equal to 0.50% of the aggregate principal balance of the HELOCs as of the Cut-off Date.

Stepdown Date:                 The later of (a) the April 2009 Payment Date and (b) the Payment Date on which the  aggregate  principal balance of the HELOCs after  applying  payments and draws received in the related  collection  period is less than 50% of the aggregate  principal  balance of the HELOCs as of the cut-off date,  subject to the satisfaction of certain conditions specified in the indenture.

 Priority of Distributions:

         On each Payment  Date,  principal  and interest  collections  with respect to the HELOCs and payments  made under the
         Policy will be allocated from the payment account in the following order of priority:
(1)      To pay accrued  interest on the Class A Notes and the Class A Variable  Funding Notes, pro rata, as reduced by any Net WAC Cap
         Shortfalls or Relief Act shortfalls;
(2)      To pay  principal  on the Class A Notes and Class A  Variable  Funding  Notes,  pro  rata,  an amount  equal to the  principal collection distribution amount for that Payment Date;
(3)      To pay as principal on the Class A Notes and Class A Variable  Funding  Notes,  pro rata,  an amount equal to the  liquidation loss distribution amount for such Payment Date;
(4)      To pay the Credit Enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with interest;
(5)      To reimburse the Credit  Enhancer for certain  prior draws made on the Policy,  other than those  attributable  to excess loss amounts, with interest;
(6)      Beginning in the Distribution Date in April 2007 and for any Distribution Date thereafter,  to pay as additional  principal on the Class A Notes and Class A Variable Funding Notes,  pro rata, an amount from excess interest,  to bring the amount of Overcollateralization up to the Required Overcollateralization Amount for that Payment Date;
(7)      To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Policy;
(8)      To pay the Class A Notes and Class A Variable  Funding Notes,  pro rata, any current period and previously  unpaid Net WAC Cap
         Shortfalls, with interest, based on the related shortfall amounts;
(9)      To pay the holders of the Class A Notes and Class A Variable Funding Notes current period Relief Act shortfalls; and
(10)     To pay any remaining amounts to the certificateholders.

 Principal Distributions:      On each Payment Date, the  principal distribution amount for the Class A Notes and Variable Funding
                               Notes will be distributed to the Class A Notes and Variable Funding Notes on a pro rata basis and will equal:
                               (a) Net Principal Collections from the HELOCs if the Payment Date is during the Revolving Period and an amortization event has not occurred;
                               or
                               (b)  Principal  collections  from the HELOCs,  if the Payment Date is after the  Revolving  Period or an amortization event has occurred.

Net Principal Collections:     On any Payment Date,  the excess,  if any, of (x) principal  collections  for such Payment Date over (y)
                               the  aggregate  amount of  additional  balances  accumulated  during the related  collection  period and conveyed to the trust.

Revolving Period:              The period commencing on the Closing Date and ending on September 2011.

 MORTGAGE LOAN STATISTICS (THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.)

                                                     DISTRIBUTION BY CREDIT SCORES

 CREDIT SCORES    # OF LOANS    CUT-OFF       % BY            AVERAGE      WEIGHTED      WEIGHTED       WEIGHTED      WEIGHTED
                                              CUT-OFF
                                DATE          DATE                                       AVERAGE         AVERAGE      AVERAGE
                                PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
                                 BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 600 - 619        1             $120,300      0.04%         $120,300       608           80.00%        $6,170         25.07%
 620 - 639        368           17,693,951    6.01          48,081         630           82.65         6,416          22.63
 640 - 659        392           19,278,089    6.55          49,179         649           81.34         6,054          23.66
 660 - 679        793           45,377,215    15.43         57,222         669           85.36         8,490          21.48
 680 - 699        923           55,425,295    18.84         60,049         688           89.01         9,706          20.99
 700 - 719        746           43,995,472    14.96         58,975         709           89.68         9,148          20.85
 720 - 739        617           38,516,413    13.09         62,425         729           88.50         9,895          21.67
 740 - 759        492           28,619,002    9.73          58,169         749           88.10         12,006         21.68
 760 - 779        405           23,587,902    8.02          58,242         769           88.09         10,406         21.68
 780 - 799        282           15,712,924    5.34          55,720         789           85.56         8,725          24.87
 800 >=        105           5,851,070     1.99          55,724         807           82.70         7,661          29.06

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                DISTRIBUTION BY CREDIT UTILIZATION RATE

                                                 % BY
                                CUT-OFF         CUT-OFF                                  WEIGHTED       WEIGHTED      WEIGHTED
    CREDIT                      DATE             DATE        AVERAGE       WEIGHTED      AVERAGE         AVERAGE      AVERAGE
  UTILIZATION                   PRINCIPAL      PRINCIPAL     PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
     RATE         # OF LOANS     BALANCE        BALANCE       BALANCE         FICO       LTV RATIO       INCOME         RATIO
 0.01 - 10.00%    109           $463,240      0.16%          $4,250        730           73.06%        $11,818        28.25%
 10.01 -
 20.00%           86            1,059,688     0.36           12,322        730           74.00         7,587          25.95
 20.01 -
 30.00%           92            1,835,615     0.62           19,952        727           77.16         8,158          27.88
 30.01 -
 40.00%           117           2,869,940     0.98           24,529        711           77.15         8,361          24.05
 40.01 -
 50.00%           127           4,088,394     1.39           32,192        704           77.60         8,000          27.05
 50.01 -
 60.00%           96            3,439,183     1.17           35,825        702           82.09         7,500          29.05
 60.01 -
 70.00%           111           4,734,399     1.61           42,652        711           81.21         7,398          26.61
 70.01 -
 80.00%           108           5,306,341     1.80           49,133        711           80.37         9,766          25.90
 80.01 -
 90.00%           157           8,395,081     2.85           53,472        704           81.33         8,788          26.59
 90.01 -
 100.00%          4,112         261,454,302   88.88          63,583        708           89.54         9,288          20.66
 100.01 -
 110.00%          9             531,449       0.18           59,050        667           83.62         7,007          17.04

 TOTAL:           5,124         $294,177,632  100.00%        $57,412       708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                     DISTRIBUTION BY CREDIT LIMITS

                                               % BY
                                 CUT-OFF       CUT-OFF                                   WEIGHTED       WEIGHTED      WEIGHTED
                                 DATE          DATE          AVERAGE       WEIGHTED      AVERAGE         AVERAGE      AVERAGE
                                 PRINCIPAL     PRINCIPAL     PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
 CREDIT LIMITS    # OF LOANS      BALANCE       BALANCE       BALANCE         FICO       LTV RATIO       INCOME         RATIO

 <= 25,000     849            $13,713,352   4.66%         $16,152       702           86.24%        $4,330         11.89%
 25,001 -
 50,000           1,724          58,948,428    20.04         34,193        705           89.91         5,263          16.41
 50,001 -
 75,000           1,122          64,014,884    21.76         57,054        704           89.40         7,160          18.12
 75,001 -
 100,000          620            46,792,143    15.91         75,471        705           85.50         7,749          23.01
 100,001 -
 125,000          236            24,223,792    8.23          102,643       709           89.86         9,316          25.57
 125,001 -
 150,000          315            37,161,160    12.63         117,972       703           86.12         10,663         26.33
 150,001 -
 175,000          61             9,322,801     3.17          152,833       712           87.06         12,037         27.86
 175,001 -
 200,000          114            18,203,840    6.19          159,683       717           78.15         15,702         27.97
 200,001 -
 225,000          6              1,177,492     0.40          196,249       711           91.71         18,473         19.79
 225,001 -
 250,000          28             5,431,186     1.85          193,971       721           85.61         15,323         29.98
 250,001 -
 275,000          10             2,284,013     0.78          228,401       763           81.95         21,999         32.69
 275,001 -
 300,000          16             3,781,248     1.29          236,328       743           82.67         19,818         32.09
 300,001 >=       23             9,123,292     3.10          396,665       733           83.18         28,419         34.06

 TOTAL:           5,124          $294,177,632  100.00%       $57,412       708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                     DISTRIBUTION BY MORTGAGE RATE

                                                 % BY
                                CUT-OFF         CUT-OFF                                  WEIGHTED       WEIGHTED      WEIGHTED
                                DATE             DATE        AVERAGE       WEIGHTED      AVERAGE         AVERAGE      AVERAGE
                                PRINCIPAL      PRINCIPAL     PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
 MORTGAGE RATE    # OF LOANS     BALANCE        BALANCE       BALANCE         FICO       LTV RATIO       INCOME         RATIO
 2.001 -
 2.500%           1             $10,000       0.00%          $10,000       751           59.00%        $2,124         5.88%
 2.501 -
 3.000%           1             86,818        0.03           86,818        730           100.00        5,614          25.00
 3.001 -
 3.500%           1             45,991        0.02           45,991        748           100.00        4,519          20.00
 3.501 -
 4.000%           1             131,256       0.04           131,256       693           90.00         8,796          30.04
 4.501 -
 5.000%           2             178,961       0.06           89,480        721           98.34         3,065          20.27
 5.501 -
 6.000%           3             219,195       0.07           73,065        737           99.30         3,776          47.69
 6.001 -
 6.500%           46            1,740,594     0.59           37,839        724           89.27         6,011          19.57
 6.501 -
 7.000%           2,255         125,918,941   42.80          55,840        702           87.15         8,473          21.60
 7.001 -
 7.500%           559           29,903,911    10.17          53,495        696           85.27         7,571          22.37
 7.501 -
 8.000%           80            4,535,071     1.54           56,688        724           86.87         10,009         22.91
 8.001 -
 8.500%           198           11,672,237    3.97           58,951        746           78.65         12,316         27.21
 8.501 -
 9.000%           405           20,053,026    6.82           49,514        739           85.18         8,688          24.99
 9.001 -
 9.500%           285           19,936,857    6.78           69,954        727           85.39         10,459         24.46
 9.501 -
 10.000%          253           16,295,663    5.54           64,410        715           86.84         12,242         20.24
 10.001 -
 10.500%          242           15,877,134    5.40           65,608        711           89.70         9,047          20.89
 10.501 -
 11.000%          230           13,937,831    4.74           60,599        706           89.93         9,594          17.70
 11.001 -
 11.500%          175           10,577,423    3.60           60,442        700           90.44         11,130         18.85
 11.501 -
 12.000%          135           9,088,127     3.09           67,319        694           92.77         10,654         20.03
 12.001 -
 12.500%          94            5,569,397     1.89           59,249        687           93.34         8,406          20.51
 12.501 -
 13.000%          72            3,807,999     1.29           52,889        677           93.27         10,152         19.96
 13.001 -
 13.500%          37            2,424,984     0.82           65,540        673           93.87         11,022         21.72
 13.501 -
 14.000%          26            1,187,158     0.40           45,660        665           94.04         6,256          18.98
 14.001 -
 14.500%          4             228,688       0.08           57,172        649           90.18         9,469          20.77
 14.501 -
 15.000%          7             299,339       0.10           42,763        647           94.98         5,804          17.81
 15.001 -
 15.500%          3             100,929       0.03           33,643        655           88.26         9,371          18.67
 15.501 -
 16.000%          2             85,249        0.03           42,625        706           93.68         4,008          14.38
 16.001 -
 16.500%          3             115,775       0.04           38,592        675           78.12         16,140         15.99
 17.501 -
 18.000%          4             149,079       0.05           37,270        691           94.60         6,138          16.33

 TOTAL:           5,124         $294,177,632  100.00%        $57,412       708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                  DISTRIBUTION BY MAXIMUM LOAN RATES

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
 MAXIMUM LOAN                   PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
     RATES        # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 10.38%           1             $145,000      0.05%         $145,000       782           100.00%       $7,554         20.00%
 10.63%           1             200,000       0.07          200,000        762           90.00         0              22.22
 11.95%           3             417,757       0.14          139,252        760           63.11         8,253          0.00
 14.00%           21            813,409       0.28          38,734         694           97.39         8,150          18.75
 16.00%           29            1,125,460     0.38          38,809         684           92.80         5,065          23.83
 17.00%           1             52,500        0.02          52,500         747           100.00        9,495          25.00

 18.00%           3,454         206,802,047   70.30         59,873         711           88.17         9,737          21.92
 19.00%           6             430,860       0.15          71,810         676           76.01         5,807          25.46
 20.00%           18            592,705       0.20          32,928         696           93.35         4,663          19.71
 21.00%           58            2,425,723     0.82          41,823         693           89.23         6,637          25.30
 21.75%           38            1,898,027     0.65          49,948         691           85.39         7,980          19.43
 22.20%           33            1,170,441     0.40          35,468         696           92.55         6,239          24.24
 24.00%           1,350         71,962,172    24.46         53,305         700           84.07         8,140          21.52
 25.00%           110           6,119,591     2.08          55,633         705           86.60         7,019          27.55
 26.00%           1             21,939        0.01          21,939         661           90.00         1,676          20.64

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                             DISTRIBUTION BY ORIGINAL COMBINED LTV RATIOS

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
   ORIGINAL                     DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
 COMBINED LTV                   PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
    RATIOS        # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 <= 10.00%     1             $75,000       0.03%         $75,000        699           10.00%        $10,181        0.00%
 10.01 -
 20.00%           5             213,005       0.07          42,601         728           15.36         6,582          10.00
 20.01 -
 30.00%           9             414,319       0.14          46,035         690           26.21         3,480          42.30
 30.01 -
 40.00%           26            1,241,553     0.42          47,752         704           35.83         5,509          37.14
 40.01 -
 50.00%           70            3,137,525     1.07          44,822         694           46.04         5,822          38.76
 50.01 -
 60.00%           106           5,618,378     1.91          53,004         705           56.28         8,262          32.48
 60.01 -
 70.00%           228           13,957,629    4.74          61,218         696           66.40         11,316         28.34
 70.01 -
 75.00%           216           11,925,547    4.05          55,211         701           73.77         9,814          26.59
 75.01 -
 80.00%           486           33,572,191    11.41         69,079         704           79.19         12,561         27.12
 80.01 -
 85.00%           256           11,436,835    3.89          44,675         700           83.99         9,142          21.08
 85.01 -
 90.00%           1,797         97,208,676    33.04         54,095         705           89.56         10,038         16.62
 90.01 -
 95.00%           488           27,123,944    9.22          55,582         707           94.30         8,344          20.58
 95.01 -
 100.00%          1,436         88,253,030    30.00         61,458         717           99.81         6,952          22.17

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                   DISTRIBUTION BY JUNIOR LTV RATIOS

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
  JUNIOR LTV                    PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
    RATIOS        # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 <= 5.00%      123           $1,513,762    0.52%         $12,307        695           75.84%        $7,111         3.85%
 5.01 - 10.00%    380           9,440,356     3.24          24,843         696           81.53         8,749          7.63
 10.01 -
 15.00%           1,573         69,231,397    23.73         44,012         705           87.43         9,632          11.66
 15.01 -
 20.00%           1,780         108,449,445   37.17         60,927         715           94.37         8,581          18.64
 20.01 -
 25.00%           461           33,969,207    11.64         73,686         703           86.45         10,639         22.47
 25.01 -
 30.00%           277           23,075,065    7.91          83,303         699           83.31         10,303         27.51
 30.01 -
 40.00%           288           26,460,367    9.07          91,876         700           80.68         9,736          34.53
 40.01 -
 50.00%           125           11,015,483    3.78          88,124         709           77.27         6,764          44.82
 50.01 -
 60.00%           53            6,061,473     2.08          114,367        725           73.13         8,504          54.22
 60.01 -
 70.00%           22            1,590,532     0.55          72,297         697           65.66         5,164          64.18
 70.01 -
 80.00%           8             957,710       0.33          119,714        743           73.54         9,051          73.25

 TOTAL:           5,090         $291,764,798  100.00%       $57,321        708           87.48%        $9,225         21.95%

=======================================================================================================================================

                                         DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY

                                              % BY
   REMAINING                    CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
    TERM TO                     DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
   SCHEDULED                    PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
   MATURITY       # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 <= 96         3             $71,651       0.02%         $23,884        694           91.17%        $7,249         18.53%
 97 - 108         1             41,224        0.01          41,224         737           94.00         2,888          14.51
 121 - 144        15            422,952       0.14          28,197         705           80.49         3,723          32.20
 145 - 156        7             124,126       0.04          17,732         732           73.49         7,647          14.26
 157 - 168        42            1,098,973     0.37          26,166         733           77.62         5,678          24.98
 169 - 180        1,187         64,971,728    22.09         54,736         698           83.16         7,855          23.45
 181 - 288        622           29,557,786    10.05         47,521         722           90.53         7,081          21.27

 289 - 300        2,129         140,084,196   47.62         65,798         710           88.21         10,854         21.17
 301 >=        1,118         57,804,994    19.65         51,704         706           87.79         7,951          22.22

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                  DISTRIBUTION BY YEAR OF ORIGINATION

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
    YEAR OF                     PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
  ORIGINATION     # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 1997             1             $27,260       0.01%         $27,260        712           95.00%        $6,868         22.61%
 1998             2             44,392        0.02          22,196         682           88.63         7,482          15.84
 1999             1             41,224        0.01          41,224         737           94.00         2,888          14.51
 2000             1             9,386         0.00          9,386          649           82.00         3,461          9.19
 2001             2             27,586        0.01          13,793         703           88.14         4,461          22.71
 2002             10            337,485       0.11          33,748         692           87.98         3,439          26.33
 2003             15            460,149       0.16          30,677         740           75.89         4,689          29.81
 2004             177           7,178,103     2.44          40,554         735           92.25         6,064          21.31
 2005             534           24,634,647    8.37          46,132         725           89.52         7,212          22.46

 2006             4,381         261,417,401   88.86         59,671         705           86.74         9,497          21.89

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                         DISTRIBUTION BY STATE

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
                                PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
     STATE        # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO

 Alaska                 10       $596,590      0.20%         $59,659        697           94.14%        $3,920         20.56%
                        64
 Alabama                        2,308,466     0.78          36,070         708           90.49         5,256          24.89
                        1
 Arkansas                       52,500        0.02          52,500         747           100.00        9,495          25.00
                        260
 Arizona                        13,899,534    4.72          53,460         711           88.18         9,172          22.08
                        1,716
 California                     120,813,985   41.07         70,404         709           85.43         10,916         19.73
                        154
 Colorado                       7,520,757     2.56          48,836         722           90.61         7,072          22.02
                        39
 Connecticut                    1,883,118     0.64          48,285         694           92.18         6,344          19.80

 Washington             11
 DC                             656,572       0.22          59,688         707           78.87         10,420         21.34
                        10
 Delaware                       544,531       0.19          54,453         694           84.11         4,468          24.10
                        553
 Florida                        29,208,101    9.93          52,818         705           88.03         8,301          24.55
                        204
 Georgia                        8,043,596     2.73          39,429         717           92.33         5,304          23.16

 Hawaii                 25      1,875,483     0.64          75,019         703           68.67         6,333          27.69

 Iowa                   4       157,442       0.05          39,360         658           92.54         5,150          22.32

 Idaho                  42      2,052,806     0.70          48,876         719           87.14         7,274          31.70
                        194
 Illinois                       8,586,757     2.92          44,262         710           93.80         7,450          21.01
                        40
 Indiana                        1,331,608     0.45          33,290         711           90.98         3,673          27.24

 Kansas                 5       103,172       0.04          20,634         695           95.52         4,183          25.33
                        12
 Kentucky                       447,017       0.15          37,251         705           93.44         5,323          22.46
                        9
 Louisiana                      294,655       0.10          32,739         717           84.56         3,929          25.74
                        65
 Massachusetts                  4,212,810     1.43          64,812         708           86.47         7,223          23.33
                        132
 Maryland                       9,091,547     3.09          68,875         701           86.20         9,919          24.73

 Maine                  3       271,466       0.09          90,489         660           79.32         7,670          38.55
                        90
 Michigan                       3,868,940     1.32          42,988         696           88.68         8,229          23.13
                        68
 Minnesota                      3,432,365     1.17          50,476         697           85.34         7,238          19.95
                        60
 Missouri                       2,164,451     0.74          36,074         711           90.35         5,027          24.78
                        4
 Mississippi                    104,740       0.04          26,185         680           97.48         4,049          15.45
                        2
 Montana                        27,635        0.01          13,818         667           36.55         3,717          56.03

 North
 Carolina               54      2,072,897     0.70          38,387         695           92.75         6,146          20.73

 North
 Dakota                 3       104,432       0.04          34,811         696           94.71         2,765          22.85
                        7
 Nebraska                       289,252       0.10          41,322         694           86.61         4,500          28.47

 New
 Hampshire              12      430,118       0.15          35,843         699           75.07         5,109          18.31

 New
 Jersey                 182     11,847,473    4.03          65,096         707           85.74         10,459         24.24

 New
 Mexico                 14      905,239       0.31          64,660         694           91.68         6,968          36.70

 Nevada 138                     8,310,748     2.83          60,223         717           87.86         9,958          19.72

 New
 York                   98      5,703,931     1.94          58,203         695           88.91         9,716          19.15

 Ohio                   31      836,109       0.28          26,971         703           94.36         4,987          22.66
                        21
 Oklahoma                       678,113       0.23          32,291         686           95.89         3,833          30.94

 Oregon                 67      3,323,341     1.13          49,602         725           86.32         6,218          25.44
                        64
 Pennsylvania                   2,136,980     0.73          33,390         709           90.63         6,651          24.13

 Rhode
 Island                 6       425,413       0.14          70,902         665           88.44         6,317          26.76

 South
 Carolina               64      2,904,134     0.99          45,377         712           88.17         6,902          25.92
                        39
 Tennessee                      1,331,386     0.45          34,138         700           95.80         7,055          18.92

 Texas                  3       55,625        0.02          18,542         730           98.79         6,666          18.98

 Utah                   85      4,519,455     1.54          53,170         701           89.33         10,835         25.70
                        236
 Virginia                       13,291,628    4.52          56,320         707           87.17         7,481          22.18
                        4
 Vermont                        120,443       0.04          30,111         650           78.32         3,847          27.12
                        175
 Washington                     9,936,449     3.38          56,780         702           87.91         7,658          26.51
                        34
 Wisconsin                      1,109,904     0.38          32,644         692           91.44         3,846          21.88

 West
 Virginia               3       77,438        0.03          25,813         680           89.63         5,227          14.93
                        7
 Wyoming                        216,483       0.07          30,926         683           91.84         3,071          19.69

 TOTAL:                 5,124   $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================
                                                     DISTRIBUTION BY PROPERTY TYPE

                                                       % BY
                                          CUT-OFF      CUT-OFF                               WEIGHTED     WEIGHTED     WEIGHTED
                                          DATE         DATE         AVERAGE     WEIGHTED     AVERAGE      AVERAGE      AVERAGE
                             # OF         PRINCIPAL    PRINCIPAL    PRINCIPAL   AVERAGE      COMBINED     RESIDUAL     JUNIOR
      PROPERTY TYPE            LOANS       BALANCE      BALANCE     BALANCE       FICO       LTV RATIO     INCOME        RATIO

 Condo                       453          $23,570,818  8.01%        $52,033     713          90.75%       $8,700       21.46%

 Multifamily 2-4 Units       216          14,011,080   4.76         64,866      710          88.12        9,282        21.12
 PUD (ATTACHED)              131          5,880,597    2.00         44,890      717          92.19        6,396        19.45

 PUD (DETTACHED)             778          51,616,371   17.55        66,345      714          88.32        11,175       20.69

 Single Family Detached      3,501        197,076,472  66.99        56,291      705          86.10        8,814        22.48
 Townhouse/rowhouse
 Attached                    44           1,939,930    0.66         44,089      712          92.54        8,595        19.46
 Townhouse/rowhouse
 Detached                    1            82,364       0.03         82,364      659          90.00        4,082        23.64

 TOTAL:                      5,124        $294,177,632 100.00%      $57,412     708          87.09%       $9,192       21.95%

=======================================================================================================================================

                                                         DISTRIBUTION BY LIEN

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
                                PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
     LIEN         # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 1                34            $2,412,834    0.82%         $70,966        708           48.34%        $5,334         0.00%

 2                5,090         291,764,798   99.18         57,321         708           87.48         9,225          21.95

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                       DISTRIBUTION BY OCCUPANCY

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
                                PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
   OCCUPANCY      # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO

 Investor         286           $13,102,294   4.45%         $45,812        728           87.71%        $13,591        24.15%
 Owner
 Occupied         4,674         272,388,928   92.59         58,277         706           87.19         8,791          21.88
 Second Home      164           8,686,409     2.95          52,966         725           82.91         14,697         20.97

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                        DISTRIBUTION BY BALANCE

                                                  % BY
                                     CUT-OFF      CUT-OFF                                  WEIGHTED      WEIGHTED     WEIGHTED
                                     DATE         DATE          AVERAGE      WEIGHTED      AVERAGE       AVERAGE      AVERAGE
                                     PRINCIPAL    PRINCIPAL     PRINCIPAL    AVERAGE       COMBINED      RESIDUAL     JUNIOR
      BALANCE          # OF LOANS     BALANCE      BALANCE       BALANCE        FICO       LTV RATIO      INCOME        RATIO

 0.01 - 25,000.00      1,226         $18,781,621  6.38%         $15,319      706           80.76%        $4,823       19.15%
 25,000.01 -
 50,000.00             1,679         62,410,345   21.22         37,171       704           88.14         5,490        18.19
 50,000.01 -
 75,000.00             1,058         65,509,048   22.27         61,918       704           88.90         7,320        20.13
 75,000.01 -
 100,000.00            509           44,606,633   15.16         87,636       706           88.05         7,886        23.06
 100,000.01 -
 125,000.00            206           23,415,261   7.96          113,666      707           90.32         9,501        25.33
 125,000.01 -
 150,000.00            238           33,514,113   11.39         140,816      703           88.42         10,806       24.93
 150,000.01 -
 175,000.00            57            9,308,046    3.16          163,299      710           86.88         13,478       26.32
 175,000.01 -
 200,000.00            82            15,839,892   5.38          193,169      719           82.22         15,639       25.43
 200,000.01 -
 225,000.00            7             1,480,619    0.50          211,517      725           88.12         17,956       22.47
 225,000.01 -
 250,000.00            21            5,092,886    1.73          242,518      717           84.23         15,832       29.79
 250,000.01 -
 275,000.00            9             2,365,013    0.80          262,779      761           80.61         21,180       33.07
 275,000.01 -
 300,000.00            10            2,969,217    1.01          296,922      741           91.16         21,527       27.85
 300,000.01 >=      22            8,884,939    3.02          403,861      734           84.37         28,684       32.21

 TOTAL:                5,124         $294,177,632 100.00%       $57,412      708           87.09%        $9,192       21.95%

=======================================================================================================================================

                                                     DISTRIBUTION BY GROSS MARGINS

                                               % BY
                                 CUT-OFF       CUT-OFF                                    WEIGHTED      WEIGHTED      WEIGHTED
                                 DATE          DATE          AVERAGE       WEIGHTED        AVERAGE      AVERAGE       AVERAGE
                                 PRINCIPAL     PRINCIPAL     PRINCIPAL     AVERAGE        COMBINED      RESIDUAL      JUNIOR
 GROSS MARGINS     # OF LOANS     BALANCE       BALANCE       BALANCE         FICO        LTV RATIO       INCOME        RATIO
 Less Than
 0.000%            16            $1,308,325    0.44%         $81,770       731           66.42%         $14,034       29.32%
 0.00%             178           10,504,795    3.57          59,016        756           73.79          12,742        27.29
 0.001 To
 0.500%            483           26,274,297    8.93          54,398        733           77.30          8,703         26.66
 0.501 To
 1.000%            655           36,045,236    12.25         55,031        720           81.97          8,343         24.95
 1.001 To
 1.500%            544           32,575,107    11.07         59,881        707           83.01          11,364        22.83
 1.501 To
 2.000%            642           36,648,641    12.46         57,085        710           87.40          8,769         19.84
 2.001 To
 2.500%            571           31,498,368    10.71         55,164        705           88.83          8,618         19.73
 2.501 To
 3.000%            609           36,392,235    12.37         59,757        706           91.93          9,860         18.19
 3.001 To
 3.500%            356           21,723,002    7.38          61,020        702           93.67          9,627         20.09
 3.501 To
 4.000%            387           24,885,033    8.46          64,302        692           95.76          8,357         20.68
 4.001 To
 4.500%            305           15,084,261    5.13          49,457        680           95.70          6,902         20.10
 4.501 To
 5.000%            185           11,333,373    3.85          61,261        673           95.40          8,853         21.51
 5.001 To
 5.500%            101           5,655,250     1.92          55,993        682           96.27          8,431         22.27
 Over 5.500%       92            4,249,711     1.44          46,193        681           95.80          6,182         21.12

 TOTAL:            5,124         $294,177,632  100.00%       $57,412       708           87.09%         $9,192        21.95%

=======================================================================================================================================

                                                 DISTRIBUTION BY DEBT-TO-INCOME RATIOS

                                              % BY
                                CUT-OFF       CUT-OFF                                    WEIGHTED       WEIGHTED      WEIGHTED
                                DATE          DATE            AVERAGE      WEIGHTED      AVERAGE         AVERAGE      AVERAGE
 DEBT-TO-INCOME                 PRINCIPAL     PRINCIPAL      PRINCIPAL     AVERAGE       COMBINED       RESIDUAL      JUNIOR
    RATIOS        # OF LOANS     BALANCE       BALANCE        BALANCE         FICO       LTV RATIO       INCOME         RATIO
 0.01 - 5.00      1             $25,900       0.01%         $25,900        635           79.00%        $95,640        16.83%
 5.01 - 10.00     5             169,082       0.06          33,816         743           83.83         11,003         13.98
 10.01 - 15.00    26            1,474,869     0.50          56,726         714           80.54         26,112         27.77
 15.01 - 20.00    73            3,882,332     1.32          53,183         730           82.75         19,842         26.96
 20.01 - 25.00    166           8,126,006     2.76          48,952         714           82.95         15,296         23.39
 25.01 - 30.00    382           19,789,140    6.73          51,804         713           83.13         12,936         24.10
 30.01 - 35.00    655           36,110,587    12.28         55,131         712           86.22         12,177         22.45
 35.01 - 40.00    1,355         76,381,920    25.96         56,370         705           86.95         9,173          21.39
 40.01 - 45.00    1,606         96,289,026    32.73         59,956         705           87.74         7,392          21.94
 45.01 - 50.00    531           31,489,565    10.70         59,302         707           90.11         6,090          20.47
 50.01 - 55.00    106           5,770,359     1.96          54,437         721           91.32         4,690          20.23
 55.01 - 60.00    7             236,542       0.08          33,792         731           95.88         4,549          17.08
 60.01 >=      1             197,548       0.07          197,548        703           71.00         4,526          30.28
 N/A              210           14,234,757    4.84          67,785         714           88.13         0              21.61

 TOTAL:           5,124         $294,177,632  100.00%       $57,412        708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                    DISTRIBUTION BY RESIDUAL INCOME

                                                 % BY
                                 CUT-OFF       CUT-OFF                                   WEIGHTED      WEIGHTED
                                   DATE          DATE        AVERAGE                     AVERAGE        AVERAGE       WEIGHTED
   RESIDUAL                     PRINCIPAL     PRINCIPAL     PRINCIPAL      WEIGHTED      COMBINED      RESIDUAL       AVERAGE
    INCOME       # OF LOANS      BALANCE       BALANCE       BALANCE     AVERAGE FICO   LTV RATIO       INCOME      JUNIOR RATIO
 <= 1500.00  269            $15,699,230   5.34%         $58,361       713           87.79%        $1,310         21.93%
 1500.01 -
 2000.00        162            4,564,154     1.55          28,174        706           88.52         1,793          27.07
 2000.01 -
 3000.00        532            16,735,679    5.69          31,458        703           87.99         2,561          23.66
 3000.01 -
 4000.00        754            29,516,620    10.03         39,147        704           87.08         3,539          23.72
 4000.01 -
 5000.00        763            34,604,747    11.76         45,354        699           86.79         4,470          22.44
 5000.01 -
 6000.00        585            30,353,634    10.32         51,887        705           87.83         5,498          22.69
 6000.01 >=  2,058          162,668,189   55.30         79,042        711           86.81         12,872         21.08
 TOTAL:         5,124          $294,177,632  100.00%       $57,412       708           87.09%        $9,192         21.95%

=======================================================================================================================================

                                                  DISTRIBUTION BY DOCUMENTATION TYPE

                                                     % BY
                                        CUT-OFF      CUT-OFF                                 WEIGHTED     WEIGHTED     WEIGHTED
                                        DATE         DATE         AVERAGE      WEIGHTED      AVERAGE      AVERAGE      AVERAGE
                           # OF         PRINCIPAL    PRINCIPAL    PRINCIPAL    AVERAGE       COMBINED     RESIDUAL     JUNIOR
   DOCUMENTATION TYPE        LOANS       BALANCE      BALANCE      BALANCE        FICO       LTV RATIO     INCOME        RATIO
 Fast/Reduced
 Documentation             29           $2,061,296   0.70%        $71,079      714           88.76%       $10,443      24.08%

 Full Documentation        1,927        95,753,402   32.55        49,690       708           88.36        7,654        24.15
 Lite Documentation        107          4,164,888    1.42         38,924       707           90.48        5,783        21.39
 No Documentation          8            777,507      0.26         97,188       720           87.32        0            22.18

 No Ratio                  195          13,218,660   4.49         67,788       714           88.48        0            21.39
 Nina                      7            238,590      0.08         34,084       707           77.45        0            28.30
 Pay Stub                  46           1,969,107    0.67         42,807       724           93.74        5,846        21.38

 Stated Income             2,710        169,140,739  57.50        62,414       707           86.02        9,979        20.75
 Stated Income/stated
 Asset                     95           6,853,443    2.33         72,142       715           88.85        13,886       20.88

 TOTAL:                    5,124        $294,177,632 100.00%      $57,412      708           87.09%       $9,192       21.95%

=======================================================================================================================================

                                                       FOR FURTHER INFORMATION:

             MORTGAGE FINANCE                                MBS TRADING                               MBS STRUCTURING
        Darren Stumberger (212) 357-2507           Dariush Pouraghabagher (212) 902-2131            Carolyn Wang (212) 902-0426
        Canem Arkan (212) 902-2492                 Jonathan Heagle (212) 902-1692                  Insoo Lee (212) 902-9073
        Barrie Ribet (212) 357-1240

                                                        RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Mona Solar                                                   (212) 438-2668
----------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         [GRAPHIC OMITTED]
RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2006-HSA5

                                                                                        [Filed pursuant to Rule 433]

FREE WRITING PROSPECTUS DATED September 18, 2006
PART II of II

----------------------------------------------------------------------------------------------------------------------------------

                                                    $295,648,000 (APPROXIMATE)

                                                   GMAC RFC  [GRAPHIC OMITTED]

                                               HOME EQUITY LOAN-BACKED TERM NOTES,
                                                     SERIES 2006-HSA5

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                             DEPOSITOR (SEC FILE NO. 333-131196)
                                                          Depositor

                                               RESIDENTIAL FUNDING CORPORATION
                                                 Seller and Master Servicer

                                                     SEPTEMBER 18, 2006

                                                GOLDMAN SACHS [GRAPHIC OMITTED]

                                                   Co-Lead Underwriters

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD
READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY,
THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term
Notes, until we have accepted your offer to purchase Term Notes.  The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term
Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                                                                                                         [GRAPHIC OMITTED]
RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2006-HSA5

                                               CLASS A SENSITIVITY ANALYSIS
                                                       TO 10% CALL

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
PREPAYMENT ASSUMPTIONS          DRAW     0% CPR        30% CPR        35% CPR       40% CPR      45% CPR       50% CPR       55% CPR
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                  0%       17.91          2.50           2.08         1.76          1.51          1.30         1.13
Modified Duration (Years) (1)             10.96          2.21           1.87         1.61          1.39          1.21         1.07
First Principal Payment                 Apr 2007       Oct 2006       Oct 2006     Oct 2006      Oct 2006      Oct 2006     Oct 2006
Last Principal Payment                  June 2031      Mar 2013       Feb 2012     Apr 2011      Aug 2010      Jan 2010     Aug 2009
Principal Window (months)                  291            78             65           55            47            40           35
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 10%       17.95          3.42           2.73         2.22          1.83          1.54         1.32
Modified Duration (Years) (1)             10.98          2.92           2.39         1.99          1.67          1.43         1.23
First Principal Payment                 Apr 2007       Oct 2006       Oct 2006     Oct 2006      Oct 2006      Oct 2006     Oct 2006
Last Principal Payment                  Dec 2031       Nov 2015       Nov 2013     Jun 2012      Jun 2011      Sep 2010     Feb 2010
Principal Window (months)                  297           110             86           69            57            48           41
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 15%       17.96          4.08           3.21         2.56          2.08          1.71         1.44
Modified Duration (Years) (1)             10.98          3.42           2.77         2.27          1.88          1.57         1.34
First Principal Payment                 Apr 2007       Oct 2006       Oct 2006     Oct 2006      Oct 2006      Oct 2006     Oct 2006
Last Principal Payment                  Dec 2031       Oct 2017       May 2015     Jun 2013      Feb 2012      Feb 2011     Jun 2010
Principal Window (months)                  297           133            104           81            65            53           45
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 20%       17.96          4.93           3.82         3.01          2.40          1.94         1.59
Modified Duration (Years) (1)             10.98          4.04           3.23         2.62          2.14          1.76         1.46
First Principal Payment                 Apr 2007       Oct 2006       Oct 2006     Oct 2006      Oct 2006      Oct 2006     Oct 2006
Last Principal Payment                  Dec 2031       Jan 2020       Apr 2017     Nov 2014      Dec 2012      Sep 2011     Oct 2010
Principal Window (months)                  297           160            127           98            75            60           49
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------
Avg. Life (yrs)                 25%       17.96          6.03           4.60         3.59          2.83          2.24         1.80
Modified Duration (Years) (1)             10.98          4.86           3.83         3.07          2.48          2.01         1.64
First Principal Payment                 Apr 2007       Oct 2006       Oct 2006     Oct 2006      Oct 2006      Oct 2006     Oct 2006
Last Principal Payment                  Dec 2031       Aug 2021       Apr 2019     Oct 2016      Apr 2014     July 2012     May 2011
Principal Window (months)                  297           179            151           121           91            70           56
------------------------------ ------- ------------ --------------- ------------- ------------ ------------- ------------- ------------

 (1) Assumes price of 100%.

                                               CLASS A SENSITIVITY ANALYSIS
                                                       TO MATURITY

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
PREPAYMENT ASSUMPTIONS              DRAW       0% CPR        30% CPR       35% CPR     40% CPR     45% CPR       50% CPR      55% CPR
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      0%         18.14          2.71         2.26         1.91        1.64         1.42         1.23
Modified Duration (Years) (1)                   11.01          2.35         1.99         1.72        1.49         1.30         1.15
First Principal Payment                       Apr 2007       Oct 2006     Oct 2006     Oct 2006    Oct 2006     Oct 2006     Oct 2006
Last Principal Payment                        Apr 2036       Feb 2021     Nov 2018     Jan 2017    Aug 2015     May 2014     May 2013
Principal Window (months)                        349           173           146         124         107           92           80
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      10%        18.15          3.56         2.87         2.36        1.98         1.67         1.43
Modified Duration (Years) (1)                   11.02          3.00         2.48         2.09        1.77         1.52         1.31
First Principal Payment                       Apr 2007       Oct 2006     Oct 2006     Oct 2006    Oct 2006     Oct 2006     Oct 2006
Last Principal Payment                        May 2036       Apr 2023     Jun 2021     Mar 2019    May 2017     Oct 2015     Jun 2014
Principal Window (months)                        350           199           177         150         128           109          93
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      15%        18.15          4.16         3.31         2.68        2.21         1.84         1.55
Modified Duration (Years) (1)                   11.02          3.46         2.82         2.34        1.96         1.67         1.42
First Principal Payment                       Apr 2007       Oct 2006     Oct 2006     Oct 2006    Oct 2006     Oct 2006     Oct 2006
Last Principal Payment                        May 2036       Oct 2024     Mar 2022     Aug 2020    Jun 2018     Sep 2016     Feb 2015
Principal Window (months)                        350           217           186         167         141           120          101
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      20%        18.16          4.96         3.87         3.09        2.51         2.06         1.71
Modified Duration (Years) (1)                   11.03          4.06         3.26         2.66        2.21         1.85         1.56
First Principal Payment                       Apr 2007       Oct 2006     Oct 2006     Oct 2006    Oct 2006     Oct 2006     Oct 2006
Last Principal Payment                        May 2036       Apr 2026     Aug 2023     Jul 2021    Sep 2019     Sep 2017     Jan 2016
Principal Window (months)                        350           235           203         178         156           132          112
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------
Avg. Life (yrs)                      25%        18.16          6.05         4.63         3.62        2.89         2.34         1.91
Modified Duration (Years) (1)                   11.03          4.87         3.84         3.08        2.51         2.07         1.73
First Principal Payment                       Apr 2007       Oct 2006     Oct 2006     Oct 2006    Oct 2006     Oct 2006     Oct 2006
Last Principal Payment                        May 2036       Nov 2027     Feb 2025     Aug 2022    Mar 2021     Nov 2018     Jan 2017
Principal Window (months)                        350           254           221         191         174           146          124
---------------------------------- -------- -------------- ------------- ------------ ----------- ----------- -------------- ----------

(1) Assumes price of 100%.

---------------------------------------------------------------------------
                          NET WAC RATE SCHEDULE
---------------------------------------------------------------------------
-------------- ----------- ----------- ----------- ----------- ------------
   PERIOD      PAYMENT     NET WAC       PERIOD    PAYMENT       NET WAC
                           RATE
                  DATE       (%)(1)                   DATE     RATE (%)(1)
               -----------             ----------- ----------- ------------
--------------             -----------
      1          Oct-06       8.60         36        Sep-09       9.47
      2          Nov-06       7.88         37        Oct-09       9.78
      3          Dec-06       9.25         38        Nov-09       9.47
      4          Jan-07       9.42         39        Dec-09       9.78
      5          Feb-07       9.44         40        Jan-10       9.47
      6          Mar-07      10.47         41        Feb-10       9.47
      7          Apr-07       9.46         42        Mar-10       10.48
      8          May-07       9.78         43        Apr-10       9.47
      9          Jun-07       9.46         44        May-10       9.78
     10          Jul-07       9.78         45        Jun-10       9.47
     11          Aug-07       9.46         46        Jul-10       9.78
     12          Sep-07       9.46         47        Aug-10       9.47
     13          Oct-07       9.78         48        Sep-10       9.47
     14          Nov-07       9.46         49        Oct-10       9.78
     15          Dec-07       9.78         50        Nov-10       9.47
     16          Jan-08       9.47         51        Dec-10       9.78
     17          Feb-08       9.47         52        Jan-11       9.47
     18          Mar-08      10.12         53        Feb-11       9.47
     19          Apr-08       9.47         54        Mar-11       10.48
     20          May-08       9.78         55        Apr-11       9.47
     21          Jun-08       9.47         56        May-11       9.78
     22          Jul-08       9.78         57        Jun-11       9.47
     23          Aug-08       9.47         58        Jul-11       9.78
     24          Sep-08       9.47         59        Aug-11       9.47
     25          Oct-08       9.78         60        Sep-11       9.47
     26          Nov-08       9.47         61        Oct-11       9.78
     27          Dec-08       9.78         62        Nov-11       9.47
     28          Jan-09       9.47         63        Dec-11       9.78
     29          Feb-09       9.47         64        Jan-12       9.47
     30          Mar-09      10.48         65        Feb-12       9.47
     31          Apr-09       9.47         66        Mar-12       10.12
     32          May-09       9.78         67        Apr-12       9.47
     33          Jun-09       9.47         68        May-12       9.78
     34          Jul-09       9.78         69        Jun-12       9.47
     35          Aug-09       9.47

-------------- ----------- ----------- ----------- ----------- ------------

(1)      Run at the pricing speed to call and assuming Prime stays constant at 8.25%.

                                                 FOR FURTHER INFORMATION:

             MORTGAGE FINANCE                                MBS TRADING                               MBS STRUCTURING
         Darren Stumberger (212) 357-2507                  Dariush Pouraghabagher                    Carolyn Wang (212) 902-0426
        Canem Arkan (212) 902-2492                         (212) 902-2131                            Insoo Lee (212) 902-9073
        Barrie Ribet (212) 357-1240                        Jonathan Heagle (212) 902-1692

                                                  RATING AGENCY CONTACTS

----------------------------------------------------------------------------------------------------------------------------------------
                                             NAME                                                         PHONE EXTENSION
----------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                    Odile Grisard                                                (212) 553-1382
 S&P:                                        Mona Solar                                                   (212) 438-2668
----------------------------------------------------------------------------------------------------------------------------------------